Exhibit 10.3

EXECUTION COPY

EMPLOYEE MATTERS AGREEMENT

By and Between

XEROX CORPORATION

and

CONDUENT INCORPORATED

Dated as of December 30, 2016

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions

SECTION 1.01.	Definitions	1

ARTICLE II

General Principles

SECTION 2.01.	Conduent Employees	9
SECTION 2.02.	Transferred Employees	9
SECTION 2.03.	Collectively Bargained Employees	11
SECTION 2.04.	Employee Liabilities Generally	11
SECTION 2.05.	Service Providers	11
SECTION 2.06.	Employee Benefits Generally	12
SECTION 2.07.	Payroll Services	12
SECTION 2.08.	Assumed Individual Agreements	12
SECTION 2.09.	No Change in Control	13
SECTION 2.10.	Non-Termination of Employment or Benefits	13
SECTION 2.11.	No Right to Continued Employment	14

ARTICLE III

Annual Performance Incentive Plan; Incentive Awards

SECTION 3.01.	Conduent Annual Incentives	14
SECTION 3.02.	Annual Incentive Reimbursements	14
SECTION 3.03.	Separation Incentive Awards	15
SECTION 3.04.	No Transfer of Assets Pertaining to Incentive Awards	15

ARTICLE IV

Service Credit

SECTION 4.01.	Xerox Benefit Plans	16
SECTION 4.02.	Conduent Benefit Plans	16

i

SECTION 8.05.	No Transfer of Assets Pertaining to Nonqualified Deferred Compensation Plans	26
SECTION 8.06.	Limitation of Liability	27

ARTICLE IX

Xerox Equity Compensation Awards

SECTION 9.01.	Adoption of the Conduent Equity Incentive Plan	27
SECTION 9.02.	Treatment of Outstanding Awards	27
SECTION 9.03.	Employer Tax Obligations; Tax Deductions	29
SECTION 9.04.	Compliance with Applicable Law	29
SECTION 9.05.	Equity Award Administration	29

ARTICLE X

Cooperation; Production of Witnesses; Compensation Deductions

SECTION 10.01.	Cooperation	29
SECTION 10.02.	Production of Witnesses; Records	30
SECTION 10.03.	Compensation Deductions	30

ARTICLE XI

Termination

SECTION 11.01.	Termination	31
SECTION 11.02.	Effect of Termination	31

ARTICLE XII

Indemnification

SECTION 12.01.	Incorporation of Indemnification Provisions of Separation Agreement	31

ARTICLE XIII

Further Assurances and Additional Covenants

SECTION 13.01.	Further Assurances	31

EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of December 30, 2016, by and between XEROX CORPORATION, a New York corporation (“Xerox”), and CONDUENT INCORPORATED, a New York corporation, and a wholly owned subsidiary of Xerox (“Conduent”, and together with Xerox, the “Parties”).

R E C I T A L S

WHEREAS the Parties are entering into the Separation and Distribution Agreement (the “Separation Agreement”) concurrently herewith, pursuant to which Xerox intends to distribute its entire interest in its wholly owned Subsidiary, Conduent, by way of a dividend of stock to be made to holders of shares of Xerox Common Stock; and

WHEREAS the Parties wish to set forth their agreements as to certain matters regarding employment, compensation, employee benefits and arrangements with non-employee service providers.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Separation Agreement unless otherwise indicated.

“Ancillary Agreements” shall have the meaning set forth in the Separation Agreement.

“APIP” shall have the meaning set forth in Section 3.01.

“Applicable Exchange” shall mean the New York Stock Exchange, or such other securities exchange as may, at the applicable time, be the principal market for the Xerox Common Stock or the Conduent Common Stock, as the case may be.

“Asset” shall have the meaning set forth in the Separation Agreement.

“Benefit Plan” shall mean any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, performance share, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life insurance, death benefit, health, hospitalization, sick leave, vacation pay, workers’ compensation, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA).

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” shall mean each collective bargaining, works council or other labor union contract or labor arrangement (including any national, sector or local collective bargaining agreement).

“Conduent” shall have the meaning set forth in the preamble.

“Conduent 401(k) Plan” shall have the meaning set forth in Section 7.01.

“Conduent Benefit Plan” shall mean any Benefit Plan sponsored, maintained or, unless such Benefit Plan is sponsored or maintained by a member of the Xerox Group, contributed to by any member of the Conduent Group.

“Conduent Common Stock” shall have the meaning set forth in the Separation Agreement.

“Conduent DC Plan” shall have the meaning set forth in Section 7.04.

“Conduent Employee” shall mean (a) each individual employed by a member of the Conduent Group as of immediately prior to the Distribution, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury, short-term disability or long-term disability) from which such employee is permitted to return to active employment in accordance with the Conduent Group’s personnel policies, as in effect from time to time, or applicable Law and (b) each individual who becomes an active employee of a member of the Conduent Group following the Distribution; provided that, except as otherwise expressly provided herein, “Conduent Employees” shall (i) include Delayed Transferred to Conduent Employees who transfer to or accept an offer of employment from a member of the Conduent Group as described in Section 2.02(b) and (ii) exclude Delayed Transferred to Xerox Employees who transfer to or accept an offer of employment from a member of the Xerox Group as described in Section 2.02(c).

“Conduent Equity Award Conversion Ratio” shall mean the quotient obtained by dividing (a) the Xerox Pre-Distribution Stock Value by (b) the Conduent Post-Distribution Stock Value.

“Conduent Group” shall have the meaning set forth in the Separation Agreement.

“Conduent Health Savings Account” shall mean each health savings account under a Conduent Benefit Plan that is a health savings account plan.

“Conduent HSA Premium Contribution” shall have the meaning set forth in Section 5.05.

“Conduent Indemnitees” shall have the meaning set forth in the Separation Agreement.

“Conduent Nonqualified Deferred Compensation Plan” shall mean each nonqualified Conduent Benefit Plan that provides employees or non-employee directors an opportunity to defer compensation, excluding any Conduent DC Plan or Conduent Benefit Plan that provides defined benefit pension benefits.

“Conduent Option” shall have the meaning set forth in Section 9.02(a).

“Conduent RSU” shall have the meaning set forth in Section 9.02(b).

“Conduent Post-Distribution Stock Value” shall mean the volume weighted average price of Conduent Common Stock trading on the Applicable Exchange on the first Trading Day immediately following the Distribution Date, as reported by The Wall Street Journal or, if not reported therein, in another authoritative source selected by Xerox in its sole discretion.

“Conduent Reimbursement Bonuses” shall have the meaning set forth in Section 3.02(b).

“Conduent Savings Plan” shall mean the Xerox Business Services Savings Plan, as amended from time to time.

“Conduent Welfare Plan” shall mean each Conduent Benefit Plan that is a Welfare Plan.

“Conduent Workers’ Compensation Plan” shall have the meaning set forth in Section 5.03.

“Consent” shall have the meaning set forth in the Separation Agreement.

“Delayed Transferred to Conduent Employee” shall mean each individual who (a)(i) is not actively at work as of immediately prior to the Distribution due to a leave of absence as a result of a short-term or long-term disability from which such individual is permitted to return to active employment in accordance with the Xerox Group’s personnel policies, as in effect from time to time, or applicable Law, (ii) was employed primarily in the United States by a member of the Xerox Group as of immediately prior to the commencement of such leave and (iii) has been selected by Xerox prior to the date hereof, in its sole discretion in connection with the Spin-Off, to be transferred to a member of the Conduent Group upon such individual’s return to active employment, or (b) is actively at work as of immediately prior to the Distribution and has been selected by Xerox prior to the date hereof, in its sole discretion in connection with the Spin-Off, to be transferred to a member of the Conduent Group following the Distribution. Schedule 1.01(a) sets forth a list of each Delayed Transferred to Conduent Employee described in clause (a) of the preceding sentence, and Schedule 1.01(b) sets forth a list of each Delayed Transferred to Conduent Employee described in clause (b) of the preceding sentence, in each case as of the date hereof. Xerox shall update Schedules 1.01(a) and 1.01(b) as soon as reasonably practicable following the date hereof so that they are accurate as of immediately prior to the Distribution. In addition, the Parties may update Schedule 1.01(b) following the date hereof by mutual agreement in writing.

“Delayed Transferred to Xerox Employees” shall mean each individual who (a)(i) is not actively at work as of immediately prior to the Distribution due to a leave of absence as a result of a short-term or long-term disability from which such individual is permitted to return to active employment in accordance with the Conduent Group’s personnel policies, as in effect from time to time, or applicable Law, (ii) was employed primarily in the United States by a member of the Conduent Group as of immediately prior to the commencement of such leave and (iii) has been selected by Xerox prior to the date hereof, in its sole discretion in connection with the Spin-Off, to be transferred to a member of the Xerox Group upon such individual’s return to active employment, or (b) is actively at work as of immediately prior to the Distribution and has been selected by Xerox prior to the date hereof, in its sole discretion in connection with the Spin-Off, to be transferred to a member of the Xerox Group following the Distribution. Schedule 1.01(c) sets forth a list of each Delayed Transferred to Xerox Employee described in clause (a) of the preceding sentence, and Schedule 1.01(d) sets forth a list of each Delayed Transferred to Xerox Employee described in clause (b) of the preceding sentence, in each case as of the date hereof. Xerox shall update Schedules 1.01(c) and 1.01(d) as soon as reasonably practicable following the date hereof so that they are accurate as of immediately prior to the Distribution. In addition, the Parties may update Schedule 1.01(d) following the date hereof by mutual agreement in writing.

“Distribution” shall have the meaning set forth in the Separation Agreement.

“Distribution Date” shall have the meaning set forth in the Separation Agreement.

“Employing Party” shall have the meaning set forth in Section 10.03.

“Employment Taxes” shall mean all fees, Taxes, social insurance payments or similar contributions to a fund of a Governmental Authority with respect to wages or other compensation of an employee or other service provider.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Final Determination” shall have the meaning set forth in the TMA.

“Former Conduent Employee” shall mean each individual who is a former employee as of immediately prior to the Distribution and who was employed by a member of the Conduent Group as of immediately prior to his or her employment termination.

“Former Xerox Employee” shall mean each individual who is a former employee as of immediately prior to the Distribution and who was employed by a member of the Xerox Group as of immediately prior to his or her employment termination.

“Governmental Authority” shall have the meaning set forth in the Separation Agreement.

“Individual Agreement” shall mean any individual employment contract or other similar agreement that specifically pertains to any Conduent Employee, Former Conduent Employee, Xerox Employee or Former Xerox Employee.

“Information” shall have the meaning set forth in the Separation Agreement.

“Law” shall have the meaning set forth in the Separation Agreement.

“Liabilities” shall have the meaning set forth in the Separation Agreement. For the avoidance of doubt, for purposes of this Agreement, “Liabilities” shall include liabilities relating to employment litigation and the employer-paid portion of any employment and payroll taxes.

“Non-U.S. Conduent Employee” shall mean a Conduent Employee who works primarily outside of the United States.

“RIGP” shall have the meaning set forth in Section 6.01.

“Service Provider” shall mean any Person providing services for another Person, whether as an independent contractor or other similar role (other than as an employee), including, for the avoidance of doubt, any non-employee member of the board of directors of Xerox.

“Specified Performance Factor” shall mean:

(a) In the case of Xerox Performance Shares relating to the performance period beginning January 1, 2015 and ending December 31, 2017, (i) with respect to two-thirds of the award, the actual level of achievement of all relevant performance goals through December 31, 2016, as determined by the board of directors of Xerox (or the appropriate committee thereof) as soon as reasonably practicable following December 31, 2016, and (ii) with respect to the remaining one-third of the award, the target level achievement of all relevant performance goals;

(b) In the case of Xerox Performance Shares relating to the performance period beginning January 1, 2014 and ending December 31, 2016 or the performance period beginning January 1, 2016 and ending December 31, 2016, the actual level of achievement of all relevant performance goals through December 31, 2016, as determined by the board of directors of Xerox (or the appropriate committee thereof) as soon as reasonably practicable following December 31, 2016; and

(c) In the case of Xerox Performance Shares relating to the performance period beginning January 1, 2013 and ending December 31, 2015, the actual level of achievement of all relevant performance goals, as determined by the board of directors of Xerox (or the appropriate committee thereof) prior to the date hereof.

“Spin-Off” shall have the meaning set forth in the Separation Agreement.

“Subsidiary” shall have the meaning set forth in the Separation Agreement.

“Tax Authority” shall have the meaning set forth in the TMA.

“Tax Benefit” shall have the meaning set forth in the TMA.

“Tax Rate” shall have the meaning set forth in Section 10.03.

“Tax Return” shall have the meaning set forth in the TMA.

“Taxes” shall have the meaning set forth in the TMA.

“TMA” shall have the meaning set forth in the Separation Agreement.

“Trading Day” shall mean the period of time during any given calendar day, commencing with the determination of the opening price on the Applicable Exchange and ending with the determination of the closing price on the Applicable Exchange.

“Transfer Time” shall mean, (i) with respect to each Transferred to Xerox Employee or Delayed Transferred to Xerox Employee, the time at which such individual commences employment with a member of the Xerox Group and (ii) with respect to each Transferred to Conduent Employee or Delayed Transferred to Conduent Employee, the time at which such individual commences employment with a member of the Conduent Group.

“Transferred to Conduent Employee” shall have the meaning set forth in Section 2.02(a).

“Transferred to Xerox Employee” shall have the meaning set forth in Section 2.02(a).

“TSA” shall have the meaning set forth in the Separation Agreement.

“UK DC Plan” shall mean the UK pension scheme governed by the UK DC Plan Local Agreement.

“UK DC Plan Local Agreement” shall have the meaning set forth in Schedule 1.01(e).

“Welfare Plan” shall mean each Benefit Plan that provides life insurance, health care, dental care, accidental death and dismemberment insurance, disability, severance, vacation, flexible spending accounts or other group welfare or fringe benefits.

“Workers’ Compensation Event” shall have the meaning set forth in Section 5.03.

“Xerox” shall have the meaning set forth in the preamble.

“Xerox 401(k) Plan” shall have the meaning set forth in Section 7.02.

“Xerox Benefit Plan” shall mean any Benefit Plan sponsored, maintained or, unless such Benefit Plan is sponsored or maintained by a member of the Conduent Group, contributed to by any member of the Xerox Group.

“Xerox Common Stock” shall have the meaning set forth in the Separation Agreement.

“Xerox DB Pension Plans” shall have the meaning set forth in Section 6.01.

“Xerox DC Plan” shall have the meaning set forth in Section 7.04(b).

“Xerox Employee” shall mean (a) each individual employed by a member of the Xerox Group as of immediately prior to the Distribution, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury, short-term disability or long-term disability) from which such employee is permitted to return to active employment in accordance with the Xerox Group’s personnel policies, as in effect from time to time, or applicable Law and (b) each individual who becomes an active employee of a member of the Xerox Group following the Distribution; provided that, except as otherwise set forth herein, “Xerox Employees” shall (i) include Delayed Transferred to Xerox Employees who transfer to or accept an offer of employment from a member of the Xerox Group as described in Section 2.02(c) and (ii) exclude Delayed Transferred to Conduent Employees who transfer to or accept an offer of employment from a member of the Conduent as described in Section 2.02(b).

“Xerox ESOP” shall mean the Xerox Corporation Employee Stock Ownership Plan, as amended from time to time.

“Xerox Equity Awards” shall mean Xerox Options, Xerox RSUs and Xerox Performance Shares.

“Xerox Flexible Spending Account” shall mean each Xerox Benefit Plan that is a flexible spending arrangement under a cafeteria plan qualifying under Section 125 of the Code.

“Xerox Group” shall have the meaning set forth in the Separation Agreement.

“Xerox Health Savings Account” shall mean each health savings account under a Xerox Benefit Plan that is a health savings account plan.

“Xerox HSA Premium Contribution” shall have the meaning set forth in Section 5.05.

“Xerox Indemnitee” shall have the meaning set forth in the Separation Agreement.

“Xerox Nonqualified Deferred Compensation Plan” shall mean Xerox’s 2004 Equity Compensation Plan for Non-Employee Directors, Xerox’s Deferred Compensation Plan for Directors, Xerox’s Deferred Compensation Plan for Executives, each as amended and restated, and any other nonqualified Xerox Benefit Plan that provides employees or non-employee directors an opportunity to defer compensation, excluding any Xerox DB Pension Plan or Xerox DC Plan.

“Xerox Option” shall mean each award of an option to purchase shares of Xerox Common Stock, whether granted pursuant to an equity-based incentive compensation plan or otherwise.

“Xerox Performance Shares” shall mean each award of performance shares payable in whole or in part in shares of Xerox Common Stock, or the value of which is determined with reference to the value of shares of Xerox Common Stock, whether granted pursuant to an equity-based incentive compensation plan or otherwise.

“Xerox Pre-Distribution Stock Value” shall mean the closing per share price of Xerox Common Stock trading “regular way with due bills” on the Applicable Exchange on the Distribution Date, or, if such date is not a Trading Day, on the last Trading Day preceding the Distribution Date, as reported by The Wall Street Journal or, if not reported therein, in another authoritative source selected by Xerox in its sole discretion.

“Xerox Reimbursement Bonuses” shall have the meaning set forth in Section 3.02(a).

“Xerox RSU” shall mean each award of restricted stock units payable in whole or in part in shares of Xerox Common Stock, or the value of which is determined with reference to the value of shares of Xerox Common Stock, whether granted pursuant to an equity-based incentive compensation plan or otherwise, but excluding any deferred stock units granted to non-employee directors under a Xerox Nonqualified Deferred Compensation Plan.

“Xerox Savings Plan” shall mean the Xerox Corporation Savings Plan, as amended from time to time.

“Xerox Supplemental Savings Plan” shall mean the Xerox Corporation Supplemental Savings Plan, as amended from time to time.

“Xerox UK Pension Plan” shall mean the Xerox Benefit Plan that is a defined benefit pension plan maintained for the benefit of employees in the United Kingdom.

“Xerox Welfare Plan” shall mean each Xerox Benefit Plan that is a Welfare Plan.

“Xerox Workers’ Compensation Plan” shall have the meaning set forth in Section 5.03.

ARTICLE II

General Principles

SECTION 2.01. Conduent Employees. All Conduent Employees as of immediately prior to the Distribution shall continue to be employees of the Conduent Group immediately following the Distribution.

SECTION 2.02. Transferred Employees. (a) Prior to the Distribution Date, the Parties shall, and shall cause their Subsidiaries to, use reasonable best efforts to (i) transfer or cause to be transferred (whether automatically pursuant to applicable Law or pursuant to an offer of employment) from a member of the Xerox Group to a member of the Conduent Group the employment of each individual who has been selected by Xerox prior to the date hereof, in its sole discretion in connection with the Spin-Off, to be so transferred (each such employee, a “Transferred to Conduent Employee”) and (ii) transfer or cause to be transferred (whether automatically pursuant to applicable Law or pursuant to an offer of employment) from a member of the Conduent Group to a member of the Xerox Group the employment of each individual who has been selected by Xerox prior to the date hereof, in its sole discretion in connection with the Spin-Off, to be so transferred (each such employee, a “Transferred to Xerox Employee”).

(b) Delayed Transferred to Conduent Employees. (i) Except as otherwise required by applicable Law, following the Distribution, the Parties shall, and shall cause their Subsidiaries to, use reasonable best efforts to transfer or cause to be transferred (whether automatically pursuant to applicable Law or pursuant to an offer of employment) from a member of the Xerox Group to a member of the Conduent Group the employment of each Delayed Transferred to Conduent Employee set forth on Schedule 1.01(a) who returns to active employment as permitted by, and in accordance with, the Xerox Group’s personnel policies, as in effect from time to time, or applicable Law, under terms and conditions of employment that are substantially similar in the aggregate to those provided to such individual as of immediately prior to such individual’s leave of absence and each Delayed Transferred to Conduent Employee set forth on Schedule 1.01(b) under terms and conditions of employment that are substantially similar in the aggregate to those provided to such individual as of immediately prior to such transfer.

(ii) Except as otherwise expressly provided in this Agreement or in the TSA, effective as of the date of the commencement of a Delayed Transferred to Conduent Employee’s employment with a member of the Conduent Group in accordance with this Section 2.02(b), or such other time as may be agreed in writing by the Parties, the members of the Conduent Group shall assume all Liabilities outstanding as of the date of such transfer of the type or nature that would have been assumed or retained by such members of the Conduent Group had such Delayed Transferred to Conduent Employee been employed by a member of the Conduent Group as of the Distribution Date.

(c) Delayed Transferred to Xerox Employees. (i) Except as otherwise required by applicable Law, following the Distribution, the Parties shall, and shall cause their Subsidiaries to, use reasonable best efforts to transfer or cause to be transferred (whether automatically pursuant to applicable Law or pursuant to an offer of employment) from a member of the Conduent Group to a member of the Xerox Group the employment of each Delayed Transferred to Xerox Employee set forth on Schedule 1.01(c) who returns to active employment as permitted by, and in accordance with, the Conduent Group’s personnel policies, as in effect from time to time, or applicable Law, under terms and conditions of employment that are substantially similar in the aggregate to those provided to such individual as of immediately prior to such individual’s leave of absence and each Delayed Transferred to Xerox Employee set forth on Schedule 1.01(d) under terms and conditions of employment that are substantially similar in the aggregate to those provided to such individual as of immediately prior to such transfer.

(ii) Except as otherwise expressly provided in this Agreement or in the TSA, effective as of the date of the commencement of a Delayed Transferred to Xerox Employee’s employment with a member of the Xerox Group in accordance with this Section 2.02(c) or such other time as may be agreed in writing by the Parties, the members of the Xerox Group shall assume all Liabilities outstanding as of the date of such transfer of the type or nature that would have been assumed or retained by such members of the Xerox Group had such Delayed Transferred to Xerox Employee been employed by a member of the Xerox Group as of the Distribution Date.

(d) Notwithstanding the foregoing, nothing in this Section 2.02 shall be interpreted as requiring either Party nor any member of their respective Groups to provide any Transferred to Conduent Employee, Delayed Transferred to Conduent Employee, Transferred to Xerox Employee or Delayed Transferred to Xerox Employee with any additional compensation or benefits or to pay any consideration or grant any concession in order to effectuate the transfers described herein.

SECTION 2.03. Collectively Bargained Employees. Conduent hereby assumes all Liabilities arising under each Collective Bargaining Agreement with respect to Non-U.S. Conduent Employees, and shall cause the appropriate member of the Conduent Group to, join any industrial, employer, national or similar association or federation to the extent necessary for such Collective Bargaining Agreement to continue to apply following the Distribution Date.

SECTION 2.04. Employee Liabilities Generally. Except as otherwise expressly provided in this Agreement, (a) the members of the Conduent Group hereby assume or retain, and shall be responsible for paying, performing, fulfilling and discharging in accordance with their respective terms, all actual or potential employee-related Liabilities relating to individuals who were or are employed by a member of the Conduent Group to the extent incurred with respect to periods during which such individuals were or are so employed by such member of the Conduent Group, whether arising prior to, on or following the Distribution (and regardless of whether such employees are or were employed by a member of the Xerox Group during other periods), and (b) the members of the Xerox Group hereby assume or retain, and shall be responsible for paying, performing, fulfilling and discharging in accordance with their respective terms, all actual or potential employee-related Liabilities relating to individuals who were or are employed by such member of the Xerox Group to the extent incurred with respect to periods during which such individuals were or are so employed by a member of the Xerox Group, whether arising prior to, on or following the Distribution (and regardless of whether such employees are or were employed by a member of the Conduent Group during other periods).

SECTION 2.05. Service Providers. Except as provided in Section 8.01 with respect to nonqualified deferred compensation benefits provided to non-employee members of the board of directors of Xerox or as otherwise expressly provided in this Agreement, the provisions of this Agreement shall not apply to Service Providers, and all actual or potential compensation and benefits-related Liabilities relating to services provided by Service Providers to any member of the Conduent Group or any member of the Xerox Group during any period, including (i) Liabilities relating to the misclassification of any Person as a Service Provider and not as an employee, (ii) Liabilities for Taxes (including any Employment Taxes) with respect to services provided by any Service Provider and (iii) any claims made by any Service Provider with respect to benefits under any Benefit Plan, shall be allocated among the members of the Conduent Group and the members of the Xerox Group in accordance with the cost center to which such Service Provider’s services are or were charged and/or the method of allocating the costs and expenses of such services as in effect as of the date hereof (or as of the date of the termination of such Service Provider’s services, if earlier).

SECTION 2.06. Employee Benefits Generally. Except as otherwise expressly provided in this Agreement or in the TSA, effective as of no later than the Distribution Date, each Conduent Employee and each Former Conduent Employee (and each of their respective dependents and beneficiaries) shall cease active participation in the Xerox Benefit Plans, each member of the Conduent Group shall cease to be a participating employer in the Xerox Benefit Plans and the Conduent Employees shall commence participation or continue to participate in the Conduent Benefit Plans in accordance with their terms as in effect from time to time. Except as otherwise expressly provided in this Agreement or in the TSA, effective as of no later than the Distribution Date, each Xerox Employee and each Former Xerox Employee (and each of their respective dependents and beneficiaries) shall cease active participation in the Conduent Benefit Plans, each member of the Xerox Group shall cease to be a participating employer in the Conduent Benefit Plans and the Xerox Employees shall commence participation or continue to participate in the Xerox Benefit Plans in accordance with their terms as in effect from time to time. Except as otherwise expressly provided in this Agreement, (a) the members of the Conduent Group hereby assume or retain, and shall be responsible for paying, performing, fulfilling and discharging in accordance with their respective terms, all actual or potential Liabilities arising out of or relating to the Conduent Benefit Plans, including, for the avoidance of doubt, any such Liabilities relating to Xerox Employees or Former Xerox Employees, and (b) the members of the Xerox Group hereby assume or retain, and shall be responsible for paying, performing, fulfilling and discharging in accordance with their respective terms, all actual or potential Liabilities arising out of or relating to the Xerox Benefit Plans, including, for the avoidance of doubt, any such Liabilities relating to Conduent Employees and Former Conduent Employees.

SECTION 2.07. Payroll Services. Except as otherwise expressly provided in the TSA, following the Distribution, (a) the members of the Conduent Group shall be solely responsible for providing payroll services to the Conduent Employees and Former Conduent Employees and for any Liabilities with respect to garnishments of the salary and wages thereof and (b) the members of the Xerox Group shall be solely responsible for providing payroll services to the Xerox Employees and Former Xerox Employees and for any Liabilities with respect to garnishments of the salary and wages thereof, in each case including any payroll period already in progress as of immediately prior to the Distribution.

SECTION 2.08. Assumed Individual Agreements. (a) Effective as of the Distribution Date, each change of control, employment, severance or other Individual Agreement between a member of the Xerox Group, on the one hand, and a Conduent Employee or Former Conduent Employee, on the other hand, including those listed on Schedule 2.08, shall be assigned by the applicable member of the Xerox Group to, and shall be assumed by, an appropriate member of the Conduent Group, with such modifications as the applicable member of the Conduent Group deems appropriate in its sole discretion, and thereafter Conduent shall, and shall cause its Subsidiaries to, honor all obligations thereunder in accordance with its terms, subject to the ability to amend, modify or terminate such Individual Agreement in accordance with its terms.

(b) Effective as of the Distribution Date, each change of control, employment, severance or other Individual Agreement between a member of the Conduent Group, on the one hand, and a Xerox Employee or Former Xerox Employee, on the other hand, including those listed on Schedule 2.08, shall be assigned by the applicable member of the Conduent Group to, and shall be assumed by, an appropriate member of the Xerox Group, and thereafter Xerox shall, and shall cause its Subsidiaries to, honor all obligations thereunder in accordance with its terms, subject to the ability to amend, modify or terminate such Individual Agreement in accordance with its terms.

(c) Each of the Parties shall, and shall cause the members of their respective Groups to, use their respective reasonable best efforts to work together in an effort to obtain any necessary Consents in order to complete the assignment and assumption of Individual Agreements pursuant to this Section 2.08 and take all actions necessary to amend or modify any Individual Agreements to obtain such Consents; provided, however, that nothing in this Section 2.08 shall be interpreted as requiring either Party nor any member of their respective Groups to provide any individual with any additional compensation or benefits or otherwise adjust the terms of any such Individual Agreement or to pay any consideration or grant any concession in order to obtain any such Consent.

SECTION 2.09. No Change in Control. The Parties hereto agree that none of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement shall constitute a “change in control,” “change of control” or similar term within the meaning of any Xerox Benefit Plan or Conduent Benefit Plan.

SECTION 2.10. Non-Termination of Employment or Benefits. Except as otherwise required by applicable Law or the express terms of any Individual Agreement, neither this Agreement, the Separation Agreement nor any Ancillary Agreement shall be construed to create any right, or to accelerate any entitlement, to any compensation or benefit on the part of any Conduent Employee, Former Conduent Employee, Xerox Employee or Former Xerox Employee. Without limiting the generality of the foregoing, except as otherwise required by applicable Law or the express terms of any Conduent Benefit Plan, Xerox Benefit Plan or Individual Agreement, neither the Distribution, the transfers of employment contemplated by Section 2.02 nor the assignment and assumption of Individual Agreements contemplated by Section 2.08 shall cause any Conduent Employee or Xerox Employee to be deemed to have any entitlement to any severance payments or benefits or the commencement of any other benefits under any Conduent Benefit Plan, any Xerox Benefit Plan or any Individual Agreement; provided, however, that any Liabilities associated with any such transactions or such transfers shall be allocated to the entity that employed such individual as of immediately prior to the time such Liability is incurred.

SECTION 2.11. No Right to Continued Employment. Nothing contained in this Agreement shall confer any right to continued employment on any Conduent Employee or Xerox Employee. Except as otherwise expressly provided in this Agreement, this Agreement shall not limit the ability of any member of the Conduent Group or any member of the Xerox Group to change the position, compensation or benefits of any of its employees for performance-related, business or any other reasons or require any such entity to continue the employment of any such employee for any period of time; provided, however, that, in the event of any such termination of employment or modification of the terms and conditions of employment, any associated Liabilities shall be allocated to the entity that employed such individual as of immediately prior to the time such Liability is incurred.

ARTICLE III

Annual Performance Incentive Plan; Incentive Awards

SECTION 3.01. Conduent Annual Incentives. Subject to the Parties’ reimbursement obligations described in Section 3.02, the members of the Conduent Group shall be responsible for the payment of any annual bonus awards with respect to the Annual Performance Incentive Plan (the “APIP”) to Conduent Employees (including Transferred to Conduent Employees and Delayed Transferred to Conduent Employees who have transferred prior to the end of the fiscal year in which the Distribution occurs, without proration) and Former Conduent Employees, and the members of the Xerox Group shall be responsible for the payment of any annual bonus awards with respect to the APIP to Xerox Employees (including Transferred to Xerox Employees and Delayed Transferred to Xerox Employees who have transferred prior to the end of the fiscal year in which the Distribution occurs, without proration) and Former Xerox Employees, in each case with respect to the fiscal year in which the Distribution occurs and each fiscal year thereafter; provided that, (i) in the case of Transferred to Conduent Employees and Transferred to Xerox Employees, such payments shall be based on blended annual performance incentive plan factors, determined based on the relative portions of the applicable plan year in which each such individual was employed by a member of the Conduent Group and a member of the Xerox Group, respectively, (ii) in the case of Delayed Transferred to Conduent Employees and Delayed Transferred to Xerox Employees, annual bonus awards with respect to the APIP for the fiscal year in which the Distribution occurs (if any) shall be the responsibility of the entity that employed such individual as of immediately following the applicable Transfer Time, except as otherwise expressly provided in the TSA, and (iii) Xerox shall be permitted in its sole discretion to designate an alternative treatment of annual bonus awards with respect to the APIP for the fiscal year in which the Distribution occurs (and allocation of Liability with respect thereto) in the event the Distribution occurs following December 31, 2016.

SECTION 3.02. Annual Incentive Reimbursements. (a) As soon as reasonably practicable following the payment of one or more annual bonus awards with respect to the APIP by a member of the Conduent Group to any Transferred to Conduent Employees with respect to the fiscal year in which the Distribution occurs (collectively, the “Xerox Reimbursement Bonuses”), Conduent shall provide Xerox with one or more invoices, in each case denominated in U.S. dollars and including reasonable substantiating documentation, that set forth the aggregate Liabilities incurred by the members of the Conduent Group with respect to such payments (whether relating to periods prior to or following the applicable Transfer Time, without proration). Within 20 business days following the receipt by Xerox of each such invoice, Xerox shall pay Conduent an amount in cash equal to the aggregate amounts set forth thereon. In no event shall any member of the Xerox Group be required to reimburse any member of the Conduent Group under this Agreement for any costs for which the Conduent Group has otherwise been reimbursed or that are charged directly to the members of the Xerox Group in the ordinary course of business.

(b) As soon as reasonably practicable following the payment of one or more annual bonus awards with respect to the APIP by a member of the Xerox Group to any Transferred to Xerox Employees with respect to the fiscal year in which the Distribution occurs (the “Conduent Reimbursement Bonuses”), Xerox shall provide Conduent with one or more invoices, in each case denominated in U.S. dollars and including reasonable substantiating documentation, that set forth the aggregate Liabilities incurred by the members of the Xerox Group with respect to such payments (whether relating to periods prior to or following the applicable Transfer Time, without proration). Within 20 business days following the receipt by Conduent of each such invoice, Conduent shall pay Xerox an amount in cash equal to the aggregate amounts set forth thereon. In no event shall any member of the Conduent Group be required to reimburse any member of the Xerox Group under this Agreement for any costs for which the Xerox Group has otherwise been reimbursed or that are charged directly to the members of the Conduent Group in the ordinary course of business.

SECTION 3.03. Separation Incentive Awards. Effective as of immediately prior to the Distribution, the members of the Conduent Group shall assume and shall be solely responsible for all Liabilities with respect to any outstanding cash-based “separation incentive awards” held by Conduent Employees and Former Conduent Employees, and shall pay all such awards in accordance with and at the times provided for under the applicable award agreement, subject to the ability to amend, modify or terminate such agreements in accordance with their terms. In the case of Delayed Transferred to Conduent Employees, the members of the Conduent Group shall so assume any such outstanding awards as of the applicable Transfer Time.

SECTION 3.04. No Transfer of Assets Pertaining to Incentive Awards. Except as otherwise described in Section 3.02, nothing in this Agreement shall require any member of the Conduent Group to reimburse or transfer assets or reserves to any member of the Xerox Group with respect to the Conduent annual incentive bonuses or cash-based separation incentive awards, and nothing in this Agreement shall require any member of the Xerox Group to reimburse or transfer assets or reserves to any member of the Conduent Group with respect to the Xerox annual incentive bonuses or cash-based separation incentive awards.

ARTICLE IV

Service Credit

SECTION 4.01. Xerox Benefit Plans. The members of the Xerox Group shall credit any service accrued by Xerox Employees with, or recognized for benefit plan purposes by, the members of the Conduent Group as of immediately prior to the applicable Transfer Time for all purposes, including eligibility, vesting, determining the amount of severance payments and benefits and determining the number of vacation days to which each such employee shall be entitled following the applicable Transfer Time, in each case to the same extent recognized by the relevant members of the Conduent Group or the corresponding Conduent Benefit Plan as of immediately prior to the applicable Transfer Time, except to the extent such credit would result in a duplication of benefits for the same period of service.

SECTION 4.02. Conduent Benefit Plans. The members of the Conduent Group shall credit any service accrued by Conduent Employees with, or otherwise recognized for benefit plan purposes by, the members of the Xerox Group as of immediately prior to the applicable Transfer Time for all purposes, including eligibility, vesting, determining the amount of severance payments and benefits and determining the number of vacation days to which each such employee shall be entitled following the applicable Transfer Time, in each case to the same extent recognized by the relevant members of the Xerox Group or the corresponding Xerox Benefit Plan as of immediately prior to the applicable Transfer Time, except to the extent such credit would result in a duplication of benefits for the same period of service. In addition, as of the applicable Transfer Time, the members of the Conduent Group shall provide a one-time credit of 240 hours of sick time to each Transferred to Conduent Employee and Delayed Transferred to Conduent Employee.

ARTICLE V

Certain Welfare Benefit Plan Matters

SECTION 5.01. Participation in Welfare Plans. (a) Conduent shall cause the Conduent Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, service conditions and waiting period limitations and any evidence of insurability requirements applicable to any Transferred to Conduent Employees or Delayed Transferred to Conduent Employees, other than such limitations, exclusions, conditions and requirements that were in effect with respect to such individuals as of the applicable Transfer Time under the corresponding Xerox Welfare Plan, and (ii) honor any deductibles, out-of-pocket maximums and co-payments incurred by any Transferred to Conduent Employees or Delayed Transferred to Conduent Employees under the corresponding Xerox Welfare Plan for purposes of satisfying the applicable deductibles, out-of-pocket maximums or co-payments under the applicable Conduent Welfare Plan for the plan year in which the applicable Transfer Time occurs.

(b) Xerox shall cause the Xerox Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, service conditions and waiting period limitations and any evidence of insurability requirements applicable to any Transferred to Xerox Employees or Delayed Transferred to Xerox Employees, other than such limitations, exclusions, conditions and requirements that were in effect with respect to such individuals as of the applicable Transfer Time under the corresponding Conduent Welfare Plan, and (ii) honor any deductibles, out-of-pocket maximums and co-payments incurred by the Transferred to Xerox Employees or Delayed Transferred to Xerox Employees under the corresponding Conduent Welfare Plan for purposes of satisfying the applicable deductibles, out-of-pocket maximums or co-payments under the applicable Xerox Welfare Plan for the plan year in which the applicable Transfer Time occurs.

SECTION 5.02. Allocation of Welfare Benefit Claims. (a) Notwithstanding Section 2.06, (i) the members of the Xerox Group shall retain Liability and responsibility under and in accordance with the Xerox Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by Transferred to Conduent Employees and Delayed Transferred to Conduent Employees (and their dependents and beneficiaries) prior to the applicable Transfer Time and (ii) the members of the Conduent Group shall retain Liability and responsibility under and in accordance with the Conduent Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by Transferred to Conduent Employees and Delayed Transferred to Conduent Employees (and their dependents and beneficiaries) on or following the applicable Transfer Time.

(b) Notwithstanding Section 2.06, (i) the members of the Conduent Group shall retain Liability and responsibility under and in accordance with the Conduent Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by Transferred to Xerox Employees and Delayed Transferred to Xerox Employees (and their dependents and beneficiaries) prior to the applicable Transfer Time and (ii) the members of the Xerox Group shall retain Liability and responsibility under and in accordance with the Xerox Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by Transferred to Xerox Employees and Delayed Transferred to Xerox Employees (and their dependents and beneficiaries) on or following the applicable Transfer Time.

(c) For purposes of this Section 5.02, a benefit claim shall be deemed to be incurred as follows: (i) health, dental, vision, employee assistance program and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; and (ii) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, cessation of employment or other event giving rise to such benefits.

SECTION 5.03. Workers’ Compensation Claims. Notwithstanding Section 2.06, (a) in the case of any workers’ compensation claim of any Transferred to Conduent Employee or Delayed Transferred to Conduent Employee who is coverable under a workers’ compensation plan of a member of the Xerox Group (a “Xerox Workers’ Compensation Plan”), such claim shall be covered under such Xerox Workers’ Compensation Plan if the event, injury or condition giving rise to such workers’ compensation claim (the applicable “Workers’ Compensation Event”) occurred or occurs prior to the applicable Transfer Time, and shall be covered under a workers’ compensation plan of a member of the Conduent Group (each, a “Conduent Workers’ Compensation Plan”) if the applicable Workers’ Compensation Event occurs on or after the applicable Transfer Time, and (b) in the case of any workers’ compensation claim of any Transferred to Xerox Employee or Delayed Transferred to Xerox Employee who is coverable under a Conduent Workers’ Compensation Plan, such claim shall be covered under such Conduent Workers’ Compensation Plan if the applicable Workers’ Compensation Event occurred prior to the applicable Transfer Time, and shall be covered under a Xerox Workers’ Compensation Plan if the applicable Workers’ Compensation Event occurs on or after the applicable Transfer Time. If the Workers’ Compensation Event occurs over a period both preceding and following the applicable Transfer Time, the claim shall be covered jointly under the Xerox Workers’ Compensation Plan and the Conduent Workers’ Compensation Plan and shall be equitably apportioned between them based upon the relative periods of time that the Workers’ Compensation Event transpired preceding and following the applicable Transfer Time.

SECTION 5.04. COBRA. (a) Notwithstanding Section 2.06(a), in the event a Transferred to Conduent Employee or Delayed Transferred to Conduent Employee (i) was receiving, or was eligible to receive, continuation health coverage pursuant to COBRA prior to the applicable Transfer Time, the members of the Xerox Group and the Xerox Welfare Plans shall be responsible for all Liabilities to such employee (or his or her eligible dependents) in respect of such coverage, and (ii) in the event a Transferred to Conduent Employee or Delayed Transferred to Conduent Employee becomes eligible to receive continuation health coverage pursuant to COBRA at or after the applicable Transfer Time, the members of the Conduent Group and the Conduent Welfare Plans shall be responsible for all Liabilities to such employee (or his or her eligible dependents) in respect of such coverage. Conduent shall indemnify, defend and hold harmless the members of the Xerox Group from and against any and all Liabilities relating to, arising out of or resulting from such coverage under COBRA provided by the members of the Conduent Group, or the failure of the members of the Conduent Group to meet their coverage obligations under COBRA, to individuals (including Transferred to Xerox Employees and Delayed Transferred to Conduent Employees) who participated in a Conduent Welfare Plan at the time the applicable COBRA qualifying event occurred.

(b) Notwithstanding Section 2.06, in the event that a Transferred to Xerox Employee or Delayed Transferred to Xerox Employee (i) was

receiving, or was eligible to receive, continuation health coverage pursuant to COBRA prior to the applicable Transfer Time, the members of the Conduent Group and the Conduent Welfare Plans shall be responsible for all Liabilities to such employee (or his or her eligible dependents) in respect of such coverage, and (ii) in the event a Transferred to Xerox Employee or Delayed Transferred to Xerox Employee becomes eligible to receive continuation health coverage pursuant to COBRA at or after the applicable Transfer Time, the members of the Xerox Group and the Xerox Welfare Plans shall be responsible for all Liabilities to such employee (or his or her eligible dependents) in respect of such coverage. Xerox shall indemnify, defend and hold harmless the members of the Conduent Group from and against any and all Liabilities relating to, arising out of or resulting from such coverage under COBRA provided by the members of the Xerox Group, or the failure of the members of the Xerox group to meet their coverage obligations under COBRA, to individuals (including Transferred to Conduent Employees) who participated in a Xerox Welfare Plan at the time the applicable COBRA qualifying event occurred.

SECTION 5.05. Health Savings and Flexible Spending Accounts. Without limiting the generality of Sections 2.03 and 2.06, Conduent shall use reasonable best efforts to cooperate in administering any Xerox Health Savings Accounts and Xerox Flexible Spending Accounts in connection with the Distribution in accordance with the terms of the applicable Xerox Benefit Plan, including by exchanging any necessary participant records and engaging recordkeepers, providers, insurers and other third parties. As soon as reasonably practicable following the applicable Transfer Time, (i) a member of the Conduent Group shall make a one-time contribution to the Conduent Health Savings Account of each Transferred to Conduent Employee and Delayed Transferred to Conduent Employee in an amount equal to the excess, if any, of the following, so long as such excess exceeds $300.00, calculated on an individual-by-individual basis: (A) the employee’s annual cost of medical premiums (net of any credits for wellness assessment) under the applicable Conduent Welfare Plan for the 2017 plan year (or such later plan year in which the applicable Transfer Time occurs), over (B) the annual cost of medical premiums (net of any credits for wellness assessment) that the employee would have incurred under the applicable Xerox Welfare Plan for such plan year (such excess, if any, the “Conduent HSA Premium Contribution”), and (ii) a member of the Xerox Group shall make a one-time contribution to the Xerox Health Savings Account of each Transferred to Xerox Employee and Delayed Transferred to Xerox Employee in an amount equal to the excess, if any, of the following, so long as such excess exceeds $300.00, calculated on an individual-by-individual basis: (A) the employee’s annual cost of medical premiums (net of any credits for wellness assessment) under the applicable Xerox Welfare Plan for the 2017 plan year (or such later plan year in which the applicable Transfer Time occurs), over (B) the annual cost of medical premiums (net of any credits for wellness assessment) that the employee would have incurred under the applicable Conduent Welfare Plan for such plan year (such excess, if any, the “Xerox HSA Premium Contribution”), in the case of each of clauses (i) and (ii), as determined by Xerox in its sole discretion. For the avoidance of doubt, in the event the applicable excess amount described in the immediately preceding sentence exceeds $300.00, the entire amount shall be included in the applicable one-time contribution, and in the event the applicable excess amount described in the immediately preceding sentence is less than or equal to $300.00, a one-time contribution shall not be required under this Section 5.05.

SECTION 5.06. HSA Premium Contribution Reimbursements. (a) As soon as reasonably practicable following the contribution of one or more Conduent HSA Premium Contributions by a member of the Conduent Group, Conduent shall provide Xerox with one or more invoices, in each case denominated in U.S. dollars and including reasonable substantiating documentation, that set forth the aggregate Liabilities incurred by the members of the Conduent Group with respect to such contributions. Within 20 business days following the receipt by Xerox of each such invoice, Xerox shall pay Conduent an amount in cash equal to the aggregate amounts set forth thereon. In no event shall any member of the Xerox Group be required to reimburse any member of the Conduent Group under this Agreement for any costs for which the Conduent Group has otherwise been reimbursed or that are charged directly to the members of the Xerox Group in the ordinary course of business.

(b) As soon as reasonably practicable following the contribution of one or more Xerox HSA Premium Contributions by a member of the Xerox Group, Xerox shall provide Conduent with one or more invoices, in each case denominated in U.S. dollars and including reasonable substantiating documentation, that set forth the aggregate Liabilities incurred by the members of the Xerox Group with respect to such contributions. Within 20 business days following the receipt by Conduent of each such invoice, Conduent shall pay Xerox an amount in cash equal to the aggregate amounts set forth thereon. In no event shall any member of the Conduent Group be required to reimburse any member of the Xerox Group under this Agreement for any costs for which the Xerox Group has otherwise been reimbursed or that are charged directly to the members of the Conduent Group in the ordinary course of business.

SECTION 5.07. No Transfer of Assets Pertaining to Welfare Plans. Except as otherwise expressly provided in Section 5.06, nothing in this Agreement shall require any member of the Xerox Group or any Xerox Welfare Plan to reimburse or transfer assets or reserves to any member of the Conduent Group or any Conduent Welfare Plan with respect to the Xerox Welfare Plans, and nothing in this Agreement shall require any member of the Conduent Group or any Conduent Welfare Plan to reimburse or transfer assets or reserves to any member of the Xerox Group or any Xerox Welfare Plan with respect to the Conduent Welfare Plans.

ARTICLE VI

Defined Benefit Pension Plans

SECTION 6.01. Xerox Defined Benefit Pension Plan. Without limiting the generality of Section 2.06, following the Distribution, a member of the Xerox Group shall (a) retain sponsorship of the Xerox Corporation Retirement Income Guarantee Plan (the “RIGP”) and each other Xerox Benefit Plan that provides qualified or nonqualified defined benefit pension benefits (collectively with the RIGP, the “Xerox DB Pension Plans”), (b) except as otherwise expressly provided in Schedule 6.03 or Section 6.04, retain all Assets and Liabilities arising out of or relating to the Xerox DB Pension Plans (including, for the avoidance of doubt, those relating to Conduent Employees, Former Conduent Employees, Transferred to Conduent Employees and Delayed Transferred to Conduent Employees, and regardless of when accrued, earned or vested) and (c) make payments thereunder in accordance with the terms of such plan and applicable Law; provided that unvested rights thereunder shall be treated in accordance with the terms of such plan and applicable Law. Except as otherwise expressly provided in Schedule 6.03, the participants in such plans shall not accrue any benefits under such plans in respect of service with any member of the Conduent Group after the Distribution Date. Notwithstanding anything in Section 2.02 to the contrary, Conduent shall not have any obligation under this Agreement to establish a tax-qualified defined benefit pension plan after the Distribution.

SECTION 6.02. Bridge to Early Retirement. Xerox shall take all actions reasonably necessary to provide that, in the case of each Transferred to Conduent Employee or Delayed Transferred to Conduent Employee who as of immediately prior to the Distribution is within one year of attaining age 55 or 30 years of vesting service under the RIGP, Xerox and the RIGP shall recognize up to one year of age attained or service credit after the Distribution to the extent necessary to permit such individual to attain age 55 or 30 years of vesting service under the RIGP, as applicable, in each case subject to continued employment with a member of the Conduent Group following the Distribution through the date (within the one-year period following the Distribution) on which such years of vesting service or age is obtained, as applicable.

SECTION 6.03. Miscellaneous. The Parties agree to comply with the provisions of Schedule 6.03.

SECTION 6.04. Xerox UK Pension Plan. From and after the Distribution, the members of the Xerox Group shall retain all Liabilities arising under or in connection with or relating to the Xerox UK Pension Plan; provided, however, that any debt arising under section 75 or 75A of the UK Pensions Act 1995 (or regulations promulgated thereunder) as a result of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement shall be allocated to a member of the Conduent Group.

SECTION 6.05. No Distributions. The Parties hereby agree that the Spin-Off will not trigger a payment or distribution of compensation under any Xerox DB Pension Plan or any Conduent Benefit Plan that provides nonqualified defined benefit pension benefits and, consequently, the payment or distribution of any compensation to which any individual is entitled under any such Benefit Plan shall occur upon such individual’s separation from service from the Conduent Group or the Xerox Group, as applicable, or at such other time as provided pursuant to the terms thereof.

SECTION 6.06. Tax Reporting. Except as otherwise expressly provided in Schedule 6.03 or Section 6.04, Xerox and its Subsidiaries shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Tax Authority and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Tax Authority in connection with payments under the Xerox DB Pension Plans.

SECTION 6.07. No Transfer of Assets Pertaining to Pension Plans. Except as otherwise expressly provided in Schedule 6.03, nothing in this Agreement shall require any member of the Conduent Group to reimburse or transfer assets or reserves to any member of the Xerox Group or any pension plan maintained by a member of the Xerox Group with respect to any Conduent Benefit Plan that provides defined benefit pension benefits, and nothing in this Agreement shall require any member of the Xerox Group or any Xerox DB Pension Plan to reimburse or to transfer assets or reserves to any member of the Conduent Group or any Conduent Benefit Plan with respect to any Xerox DB Pension Plan.

ARTICLE VII

Defined Contribution Plans

SECTION 7.01. Conduent 401(k) Plan. Effective as of no later than the Distribution, Conduent shall have in effect one or more defined contribution plans that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (collectively, the “Conduent 401(k) Plan”) for the benefit of Conduent Employees.

SECTION 7.02. 401(k) Rollover. As soon as reasonably practicable following the applicable Transfer Time, (a) the members of the Xerox Group shall permit each Conduent Employee to elect to rollover his or her account balance or balances under the Xerox Savings Plan or such other defined contribution plan or plans maintained by the members of the Xerox Group that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (collectively, the “Xerox 401(k) Plan”), and the members of the Conduent Group shall cause the Conduent 401(k) Plan to accept such rollover (including earnings through the date of transfer and promissory notes evidencing all outstanding loans) and (b) the members of the Conduent Group shall permit each Xerox Employee to elect to rollover his or her account balance or balances under the Conduent 401(k) Plan, and the members of the Xerox Group shall cause the Xerox 401(k) Plan to accept such rollover (including earnings through the date of transfer and promissory notes evidencing all outstanding loans), in each case in accordance with applicable Law and the terms of the Conduent 401(k) Plan and the Xerox 401(k) Plan if such rollover is elected by such employee in accordance with applicable Law and the terms of such plans. Upon completion of a transfer of account balances as described in this Section 7.02, the members of the Conduent Group and the Conduent 401(k) Plan shall be responsible for all Liabilities of the members of the Xerox Group under the Xerox 401(k) Plan with respect to any Conduent Employee whose account balance is so transferred (and his or her respective dependents and beneficiaries), and the members of the Xerox Group and the Xerox 401(k) Plan shall have no obligation to provide such participants (or any of their dependents or beneficiaries) with benefits under the Xerox

401(k) Plan, and the members of the Xerox Group and the Xerox 401(k) Plan shall be responsible for all Liabilities of the members of the Conduent Group under the Conduent 401(k) Plan with respect to any Xerox Employee whose account balance is so transferred (and his or her respective dependents and beneficiaries), and the members of the Conduent Group and the Conduent 401(k) Plan shall have no obligation to provide such participants (or any of their dependents or beneficiaries) with benefits under the Conduent 401(k) Plan. Xerox and Conduent shall use reasonable best efforts to cooperate to effect such transfers, including by exchanging any necessary participant records and engaging recordkeepers, administrators and other third parties.

SECTION 7.03. Stock Considerations. To the extent that any participant in the Xerox 401(k) Plan, the Xerox ESOP or the Conduent 401(k) Plan, receives shares of Conduent Common Stock in connection with the Distribution with respect to shares of Xerox Common Stock held under the Xerox 401(k) Plan, the Xerox ESOP or the Conduent 401(k) Plan, such shares of Conduent Common Stock shall be deposited in the Xerox 401(k) Plan, the Xerox ESOP or the Conduent 401(k) Plan, as applicable, subject to such limitations (including the ability to dispose of such shares of Conduent Common Stock in accordance with the terms of the applicable Xerox 401(k) Plan, the Xerox ESOP or the Conduent 401(k) Plan, as applicable), or the removal of such fund, in each case, as determined by Xerox or the applicable fiduciary of the Xerox 401(k) Plan, the Xerox ESOP or the Conduent 401(k) Plan in its sole discretion. Following the Distribution, the participants in the Xerox 401(k) Plan and the Xerox ESOP shall not be permitted to acquire shares of Conduent Common Stock under the Xerox 401(k) Plan and the Xerox ESOP, other than shares of Conduent Common Stock acquired in connection with the Distribution as described in the immediately preceding sentence. Without limiting the generality of Section 7.09, Xerox and Conduent shall be solely responsible for ensuring that their respective 401(k) plans and employee stock ownership plans are maintained in compliance with applicable Law (including the fiduciary requirements under ERISA) with respect to holding shares of their respective common stock and common stock of the other Party.

SECTION 7.04. Defined Contribution Plans. (a) Without limiting the generality of Section 2.06 and except as otherwise expressly provided in Section 7.02 or in the UK DC Plan Local Agreement, from and after the Distribution, the members of the Conduent Group shall remain responsible for all Liabilities incurred under the defined contribution plans maintained by the members of the Conduent Group (collectively, the “Conduent DC Plans”), whether relating to Conduent Employees, Former Conduent Employees, Xerox Employees or Former Xerox Employees and regardless of when accrued, earned or vested, and shall be solely liable for all payments required to be made thereunder to such participants. Notwithstanding anything in Section 2.03 to the contrary, except as required to comply with Section 409A of the Code, the members of the Conduent Group shall not have any obligation to allow Conduent Employees, Former Conduent Employees, Delayed Transferred to Conduent Employees, Xerox Employees, Former Xerox Employees or Delayed Transferred to Xerox Employees to continue active participation in the Conduent DC Plans from and after the Distribution Date.

(b) Without limiting the generality of Section 2.06 and except as otherwise expressly provided in Section 7.02 or Section 7.05(c), the members of the Xerox Group shall remain responsible for all Liabilities incurred under the defined contribution plans maintained by the members of the Xerox Group (collectively, the “Xerox DC Plans”), whether relating to Conduent Employees, Former Conduent Employees, Xerox Employees or Former Xerox Employees and regardless of when accrued, earned or vested, and shall be solely liable for all payments required to be made thereunder to such participants. Notwithstanding Section 2.03 to the contrary, except as required to comply with Section 409A of the Code or as otherwise expressly provided in the UK DC Plan Local Agreement, the members of the Xerox Group shall not have any obligation to allow Xerox Employees, Former Xerox Employees, Delayed Transferred to Xerox Employees, Conduent Employees, Former Conduent Employees or Delayed Transferred to Conduent Employees to continue active participation in the Xerox DC Plans from and after the Distribution Date.

(c) Except as otherwise expressly provided in the UK DC Plan Local Agreement, the members of the Conduent Group shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Tax Authority and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Tax Authority in connection with payments under the Conduent DC Plans, and the members of the Xerox Group shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Tax Authority and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Tax Authority in connection with payments under the Xerox DC Plans.

SECTION 7.05. Employer Contributions. (a) The members of the Xerox Group shall remain responsible for making all required employer contributions to the accounts of Transferred to Conduent Employees and Delayed Transferred to Conduent Employees under the Xerox Savings Plan and the Xerox Supplemental Savings Plan with respect to periods prior to the applicable Transfer Time, including the pre-Transfer Time portion of the calendar quarter in which the applicable Transfer Time occurs.

(b) The members of the Conduent Group shall remain responsible for making all required employer contributions to the accounts of Transferred to Xerox Employees and Delayed Transferred to Xerox Employees under the Conduent Savings Plan with respect to periods prior to the applicable Transfer Time, including the pre-Transfer Time portion of the calendar quarter in which the applicable Transfer Time occurs.

(c) The members of the Conduent Group shall remain responsible for making all required employer contributions to the accounts of Conduent Employees under the UK DC Plan with respect to periods following the applicable Transfer Time, until such time as the members of the Conduent Group shall no longer be participating employers in the UK DC Plan.

SECTION 7.06. Cooperation. Following the date of this Agreement, Xerox and Conduent shall use reasonable best efforts to cooperate in administering the Xerox DC Plans and the Conduent DC Plans for purposes of satisfying any obligations relating to the participation of any Conduent Employee or Former Conduent Employee under any Xerox DC Plan, or the participation of any Xerox Employee or Former Xerox Employee under any Conduent DC Plan, including in each case by exchanging any necessary participant records and engaging recordkeepers, administrators and other third parties.

SECTION 7.07. No Distributions. The Parties hereby agree that, except as otherwise expressly provided in Section 7.02 or in the UK DC Plan Local Agreement, the Spin-Off will not trigger a payment or distribution of compensation under the Conduent DC Plans or the Xerox DC Plans and, consequently, the payment or distribution of any compensation to which any individual is entitled under any Xerox DC Plan or Conduent DC Plan will occur upon such individual’s separation from service from the Conduent Group or the Xerox Group, as applicable, or at such other time as provided pursuant to the terms of such Xerox DC Plan or Conduent DC Plan.

SECTION 7.08. No Transfer of Assets Pertaining to Defined Contribution Plans. Except as otherwise expressly provided in the UK DC Plan Local Agreement, nothing in this Agreement shall require any member of the Conduent Group or any Conduent DC Plan to reimburse or to transfer assets or reserves to any member of the Xerox Group or any Xerox DC Plan with respect to any Conduent DC Plan, and nothing in this Agreement shall require any member of the Xerox Group or any Xerox DC Plan to reimburse or to transfer assets or reserves to any member of the Conduent Group or any Conduent DC Plan with respect to any Xerox DC Plan.

SECTION 7.09. Limitation of Liability. Except as otherwise expressly provided in the UK DC Plan Local Agreement, the members of the Xerox Group shall have no responsibility for any failure of the Conduent 401(k) Plan or any Conduent DC Plan to be administered in accordance with its terms and applicable Law, and the members of the Conduent Group shall have no responsibility for any failure of the Xerox 401(k) Plan or any Xerox DC Plan to be administered in accordance with its terms and applicable Law.

ARTICLE VIII

Nonqualified Deferred Compensation

SECTION 8.01. Xerox Nonqualified Deferred Compensation Plans. Without limiting the generality of Section 2.06, from and after the Distribution, the members of the Xerox Group shall remain responsible for all Liabilities incurred under the Xerox Nonqualified Deferred Compensation Plans, whether related to Conduent Employees (including Transferred to Conduent Employees and Delayed Transferred to Conduent Employees), Former Conduent Employees, Xerox Employees or Former Xerox Employees or any non-employee member of the board of directors of Xerox (including, for the avoidance of doubt, any stock units granted to any non-employee member of the board of directors of Xerox) and regardless of when accrued, earned or vested, for the avoidance of doubt, and shall be solely liable for all payments required to be made thereunder to such participants. Notwithstanding Section 2.03 or anything in this Section 8.01 to the contrary, except as required to comply with Section 409A of the Code, the members of the Xerox Group shall not have any obligation to allow any participant, including any Xerox Employee, Former Xerox Employee or Delayed Transferred to Xerox Employee, to accrue additional benefits under the Xerox Nonqualified Deferred Compensation Plans from and after the Distribution Date.

SECTION 8.02. Conduent Nonqualified Deferred Compensation Plans. Without limiting the generality of Section 2.06, from and after the Distribution, the members of the Conduent Group shall remain responsible for all Liabilities incurred under the Conduent Nonqualified Deferred Compensation Plan, whether related to Conduent Employees, Former Conduent Employees, Xerox Employees (including Transferred to Xerox Employees and Delayed Transferred to Xerox Employees) or Former Xerox Employees and regardless of when accrued, earned or vested, and shall be solely liable for all payments required to be made thereunder to such participants. Notwithstanding Section 2.03 or anything in this Section 8.02 to the contrary, except as required to comply with Section 409A of the Code, the members of the Conduent Group shall not have any obligation to allow any participant, including any Conduent Employee, Former Conduent Employee or Delayed Transferred to Conduent Employee, to accrue additional benefits under the Conduent Nonqualified Deferred Compensation Plans from and after the Distribution Date.

SECTION 8.03. Cooperation. Following the date of this Agreement, Xerox and Conduent shall use reasonable best efforts to cooperate in administering the Xerox Nonqualified Deferred Compensation Plans and the Conduent Nonqualified Deferred Compensation Plans for purposes of satisfying any obligations relating to the participation of any Conduent Employee or Former Conduent Employee under any Xerox Nonqualified Deferred Compensation Plans, or the participation of any Xerox Employee or Former Xerox Employee under any Conduent Nonqualified Deferred Compensation Plans, including in each case by exchanging any necessary participant records and engaging recordkeepers, administrators and other third parties.

SECTION 8.04. No Distributions. The Parties hereby agree that the Spin-Off will not trigger a payment or distribution of compensation under the Xerox Nonqualified Deferred Compensation Plans or any Conduent Nonqualified Deferred Compensation Plan and, consequently, the payment or distribution of any compensation to which any individual is entitled under the Xerox Nonqualified Deferred Compensation Plans or any Conduent Nonqualified Deferred Compensation Plan will occur upon such individual’s separation from service from the Conduent Group or the Xerox Group, as applicable, or at such other time as provided pursuant to the terms of the Xerox Nonqualified Deferred Compensation Plans or such Conduent Nonqualified Deferred Compensation Plan.

SECTION 8.05. No Transfer of Assets Pertaining to Nonqualified Deferred Compensation Plans. Nothing in this Agreement shall require any member of the Conduent Group or any Conduent Nonqualified Deferred Compensation Plan to reimburse or to transfer assets or reserves to any member of the Xerox Group or the Xerox Nonqualified Deferred Compensation Plans with respect to such Conduent Nonqualified Deferred Compensation Plan, and nothing in this Agreement shall require any member of the Xerox Group or the Xerox Nonqualified Deferred Compensation Plans to reimburse or to transfer assets or reserves to any member of the Conduent Group or any Conduent Nonqualified Deferred Compensation Plan with respect to the Xerox Nonqualified Deferred Compensation Plans.

SECTION 8.06. Limitation of Liability. The members of the Xerox Group shall have no responsibility for any failure of any Conduent Nonqualified Deferred Compensation Plan to be administered in accordance with its terms and applicable Law, and the members of the Conduent Group shall have no responsibility for any failure of the Xerox Nonqualified Deferred Compensation Plans to be administered in accordance with their terms and applicable Law.

ARTICLE IX

Xerox Equity Compensation Awards

SECTION 9.01. Adoption of the Conduent Equity Incentive Plan. Effective as of no later than immediately prior to the Distribution, Conduent shall establish or cause to be established one or more equity-based incentive compensation plans for purposes of awarding certain Conduent non-employee directors, officers and employees equity-based incentive compensation on the terms and conditions set forth therein.

SECTION 9.02. Treatment of Outstanding Awards. The Parties shall use reasonable best efforts to take all actions necessary or appropriate so that the Xerox Equity Awards held by Conduent Employees and Former Conduent Employees shall be treated as follows, in lieu of receipt of any shares of Conduent Common Stock with respect to such Xerox Equity Awards in connection with the Distribution; provided that the provisions of this Section 9.02 shall be effected in a manner that complies with applicable Law:

(a) Stock Options. Effective as of immediately prior to the Distribution, each Xerox Option held by a Conduent Employee or Former Conduent Employee that is outstanding and unexercised as of immediately prior to the Distribution, whether vested or unvested, shall be assumed by Conduent and converted entirely into an option to purchase shares of Conduent Common Stock (each, as so converted, a “Conduent Option”) and, except as otherwise expressly provided in this Section 9.02(a), shall be subject to substantially similar terms and conditions after the Distribution as were applicable to such Xerox Option immediately prior to the Distribution; provided, however, that from and after the Distribution:

(i) the per share exercise price of each such Conduent Option shall be equal to the quotient obtained by dividing (1) the per share exercise price of the corresponding Xerox Option as of immediately prior to the Distribution by (2) the Conduent Equity Award Conversion Ratio, rounded up to the nearest whole cent; and

(ii) the number of shares of Conduent Common Stock subject to each such Conduent Option shall be equal to the product obtained by multiplying (1) the number of shares of Xerox Common Stock subject to the corresponding Xerox Option as of immediately prior to the Distribution by (2) the Conduent Equity Award Conversion Ratio, with any fractional share rounded down to the nearest whole share.

The adjustments provided in this Section 9.02(a) with respect to Xerox Options are intended to be effected in a manner that is consistent with Sections 424(a) and 409A of the Code.

(b) Xerox RSUs. Effective as of immediately prior to the Distribution, each Xerox RSU held by a Conduent Employee or Former Conduent Employee that is outstanding as of immediately prior to the Distribution, whether vested or unvested, shall be assumed and converted entirely into a restricted stock unit relating to Conduent Common Stock (each, as so converted, a “Conduent RSU”) and, except as otherwise expressly provided in this Section 9.02(b), shall be subject to substantially similar terms and conditions (including any terms and conditions relating to accrued cash dividends) after the Distribution as were applicable to such Xerox RSU immediately prior to the Distribution; provided, however, that from and after the Distribution the number of shares of Conduent Common Stock subject to each such Conduent RSU shall be equal to the product obtained by multiplying (i) the number of shares of Xerox Common Stock subject to the corresponding Xerox RSU as of immediately prior to the Distribution by (ii) the Conduent Equity Award Conversion Ratio, with any fractional share rounded to the nearest whole share.

(c) Xerox Performance Shares. Effective as of immediately prior to the Distribution, each Xerox Performance Share held by a Conduent Employee or Former Conduent Employee that is outstanding as of immediately prior to the Distribution, whether vested or unvested, shall be assumed and converted entirely into a Conduent RSU and, except as otherwise expressly provided in this Section 9.02(c), shall be subject to the substantially similar terms and conditions (including any terms and conditions relating to accrued cash dividends) after the Distribution as were applicable to such Xerox Performance Share immediately prior to the Distribution; provided, however, that from and after the Distribution

(i) the number of shares of Conduent Common Stock subject to each such Conduent RSU shall be equal to the product obtained by multiplying (A) the number of shares subject to the corresponding Xerox Performance Share as of immediately prior to the Distribution, determined based on the applicable Specified Performance Factor, by (B) the Conduent Equity Award Conversion Ratio, with any fractional share rounded to the nearest whole share; and

(ii) such Conduent RSUs shall be subject to the same time-based vesting conditions as applicable to the corresponding Xerox Performance Shares as of immediately prior to the Distribution, but they shall not be subject to any performance-based vesting conditions (other than to the extent taken into account in calculating the applicable Specified Performance Factor).

SECTION 9.03. Employer Tax Obligations; Tax Deductions. Xerox and Conduent hereby acknowledge and agree that, notwithstanding any provision of this Article IX to the contrary, the members of the Conduent Group shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Tax Authority and withholding and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Tax Authority in connection with any Conduent Options and Conduent RSUs, and Xerox shall not have any responsibility or Liability with respect thereto. The rights and obligations of the Parties with respect to Tax deductions relating to the Equity Awards shall be governed by Section 10.03.

SECTION 9.04. Compliance with Applicable Law. The Parties shall take such additional or alternative actions as are deemed necessary or advisable by Xerox in its sole discretion in order to effectuate the foregoing provisions of this Article IX in compliance with securities Laws and other legal requirements associated with equity compensation awards or in order to avoid adverse legal, accounting or tax consequences for the members of the Xerox Group, the members of the Conduent Group or any award holders.

SECTION 9.05. Equity Award Administration. Without limiting the generality of Section 10.01, following the date of this Agreement, the Parties shall, and shall cause their respective Subsidiaries to share such information as is necessary to (a) administer equity awards pursuant to this Article IX , (b) provide any required information to holders of such equity awards and (c) timely make any governmental filings with respect thereto. Such information shall be made available to the other Party within 10 business days following such Party’s request for the applicable information; provided however, if such information (including the Specified Performance Factor) is needed for purposes of timely making any governmental filing, such information shall be provided no later than one business day prior to the deadline for making such filing.

ARTICLE X

Cooperation; Production of Witnesses; Compensation Deductions

SECTION 10.01. Cooperation. Following the date of this Agreement, the Parties shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to cooperate with respect to any employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement, including by exchanging any necessary participant records and engaging recordkeepers, providers, insurers and other third parties. Without limiting the generality of the preceding sentence, (a) Xerox and Conduent shall cooperate in connection with any audits of any Benefit Plan with respect to which such Party may have Information and (b) Xerox and Conduent shall cooperate in connection with any audits of their respective payroll services (whether by a Governmental Authority in the U.S. or otherwise) in connection with the services provided by one Party to the other Party. With respect to each Benefit Plan, the obligations of the members of the Xerox Group and the members of the Conduent Group to cooperate pursuant to this Section 10.01 or any other provision of this Agreement shall remain in effect until the later of (i) the date all audits of such Benefit Plan with respect to which a Party may have Information have been completed, (ii) the date the applicable statute of limitations with respect to such audits has expired and (iii) the date each Party discharges all obligations to the other Party’s employees and former employees and their respective beneficiaries and dependents under its Benefit Plans.

SECTION 10.02. Production of Witnesses; Records. Without limiting the foregoing, Section 7.07 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

SECTION 10.03. Compensation Deductions. Any U.S. Federal, state and local income Tax deduction arising as a result of (i) the exercise, vesting or settlement of any Conduent Options or Conduent RSUs and (ii) the payment of annual bonuses pursuant to Section 3.01 shall, in each case, be claimed (if and when permitted by applicable Law) by the Party (or one of its Subsidiaries) that employs the individual with respect to whom such compensation deduction arises at the time that it arises or, if such individual is not then employed by any Party or a Subsidiary of a Party, by the Party that most recently employed such individual; provided that the Parties shall reasonably cooperate so that the Tax Benefit of any deductions claimed by a member of the Conduent Group shall be transferred to a member of the Xerox Group in the case of the Xerox Reimbursement Bonuses and Conduent HSA Premium Payments, and the Tax Benefit of any deductions claimed by a member of the Xerox Group shall be transferred to a member of the Conduent Group in the case of the Conduent Reimbursement Bonuses and Xerox HSA Premium Payments. If a deduction claimed by a Party (the “Employing Party”) pursuant to the preceding sentence is disallowed pursuant to a Final Determination and is not able to be claimed by the Employing Party in any other taxable period, the other Party (or one of its Subsidiaries) will amend its applicable Tax Return to claim such deduction to the extent it is more likely than not deductible by such other Party and such other Party shall pay to the Employing Party an amount equal to the Tax Benefit received by the other Party (or one of its Subsidiaries) as a result of such deduction (determined by multiplying the total amount of the deduction by such other Party’s tax rate used for financial accounting purposes for the applicable tax period (the “Tax Rate”)). To the extent the other Party’s deduction is subsequently disallowed pursuant to a Final Determination, the Employing Party shall pay to the other Party an amount equal to the lesser of (i) the amount previously paid by the other Party to the

Employing Party pursuant to this Section 10.03 and (ii) the amount of the deduction that was disallowed multiplied by the Tax Rate. Any amount required to be transferred by a Party in respect of any Tax Benefit pursuant to this Section 10.03 shall be reduced for any Taxes and reasonable out-of-pocket expenses incurred by such Party in connection with the receipt of such Tax Benefit.

ARTICLE XI

Termination

SECTION 11.01. Termination. This Agreement may be terminated by Xerox at any time, in its sole discretion, prior to the Distribution; provided, however, that this Agreement shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.

SECTION 11.02. Effect of Termination. In the event of any termination of this Agreement prior to the Distribution, neither Party (nor any member of their Group or any of their respective directors or officers) shall have any Liability or further obligation to the other Party or any member of its Group under this Agreement.

ARTICLE XII

Indemnification

SECTION 12.01. Incorporation of Indemnification Provisions of Separation Agreement. In addition to the specific indemnification provisions in this Agreement, Sections 6.02 through 6.09 of the Separation Agreement are hereby incorporated into this Agreement mutatis mutandis.

ARTICLE XIII

Further Assurances and Additional Covenants

SECTION 13.01. Further Assurances. Article IX of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

ARTICLE XIV

Miscellaneous

SECTION 14.01. Data Privacy. The Parties agree that any applicable data privacy and data protection law obligations and any other obligations of the Conduent Group and the Xerox Group to maintain the confidentiality of any employee Information in accordance with applicable law shall govern the disclosure of employee Information among the Parties under this Agreement. Xerox and Conduent shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the Conduent Employees and Former Conduent Employees. Conduent shall be responsible for ensuring that it has in place appropriate technical and organizational security measures to protect the personal data of its Service Providers. Additionally, each Party shall sign such documentation as may be required to comply with applicable data privacy laws.

SECTION 14.02. Section 409A. Xerox and Conduent shall cooperate in good faith so that the transactions contemplated by this Agreement, the Separation Agreement or any of the Ancillary Agreements will not result in adverse tax consequences under Section 409A of the Code to any Conduent Employee, Former Conduent Employee, Xerox Employee or Former Xerox Employee (or any of their respective beneficiaries), in respect of their respective benefits under any Benefit Plan.

SECTION 14.03. Confidentiality. Section 7.09 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

SECTION 14.04. Counterparts; Entire Agreement; Corporate Power. Section 11.01 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

SECTION 14.05. Governing Law; Jurisdiction. Section 11.02 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

SECTION 14.06. Assignability. Section 11.03 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

SECTION 14.07. No Third-Party Beneficiaries. Except for the indemnification rights under this Agreement of any Xerox Indemnitee or Conduent Indemnitee in their respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the Parties, (b) no current or former director, officer, employee or Service Provider of any member of the Xerox Group or any member of the Conduent Group or any other individual associated therewith (including any beneficiary or dependent thereof), or any trustee of any Benefit Plan of a Party or their respective Subsidiaries shall be regarded for any purpose as a third-party beneficiary of this Agreement and (c) no provision of this Agreement shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Xerox Benefit Plan or any Conduent Benefit Plan. Furthermore, no provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate any Xerox Benefit Plan or any Conduent Benefit Plan and nothing herein shall be construed as an amendment to any such Benefit Plan. No provision of this Agreement shall require any member of the Xerox Group or any member of the Conduent Group to continue the employment of any employee or the services of any Service Provider of any member of either Group for any specific period of time following the Distribution.

SECTION 14.08. Employment Tax Reporting Responsibility. To the extent applicable, the Parties hereby agree to follow the standard procedure for U.S. Employment Tax withholding as provided in Section 4 of Rev. Proc. 2004-53, 2004-2 C.B. 320.

SECTION 14.09. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) on the date received, if sent by a nationally recognized delivery or courier service or (c) upon the earlier of confirmed receipt or the fifth business day following the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Xerox, to:

Xerox Corporation

P.O. Box 4505, 45 Glover Avenue

Norwalk, CT 06850

Attn: General Counsel

Facsimile: 203-849-5152

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attn:    Robert I. Townsend III

            Eric L. Schiele

            O. Keith Hallam III

email: rtownsend@cravath.com

            eschiele@cravath.com

            khallam@cravath.com

Facsimile: 212-474-3700

If to Conduent, to:

Conduent Incorporated

233 Mount Airy Road, Suite 100

Basking Ridge, New Jersey Attn: General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attn: Robert I. Townsend III

            Eric L. Schiele

            O. Keith Hallam III

email: rtownsend@cravath.com

            eschiele@cravath.com

            khallam@cravath.com

Facsimile: 212-474-3700

Either Party may, by notice to the other Party, change the address to which such notices are to be given.

SECTION 14.10. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

SECTION 14.11. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 14.12. Survival of Covenants. Except as expressly set forth in this Agreement, the covenants in this Agreement and the Liabilities for the breach of any obligations in this Agreement shall survive the Spin-Off and shall remain in full force and effect.

SECTION 14.13. Waivers of Default. No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

SECTION 14.14. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The other Party shall not oppose the granting of such relief on the basis that money damages are an adequate remedy. The Parties agree that the remedies at Law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

SECTION 14.15. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

SECTION 14.16. Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof”, “herein”, “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the schedules hereto) and not to any particular provision of this Agreement. Article, Section or Schedule references are to the articles, sections and schedules of or to this Agreement unless otherwise specified. Any definition of or reference to any agreement, instrument or other document herein (including any reference herein to this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein). The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive.

[Remainder of Page Intentionally Left Blank]

SCHEDULE 2.08

[Certain Individual Agreements]

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

XEROX CORPORATION,

By:	/s/ Darrell Ford
Name: Darrell Ford
Title: Senior Vice President and Chief Human Resources Officer

CONDUENT INCORPORATED,

By:	/s/ Brian Webb-Walsh
Name: Brian Webb-Walsh
Title: Chief Financial Officer